Exhibit 10.1

CONTRAT DE TRAVAIL A DURÉE INDETERMINÉE

ENGLISH	FRENCH

BETWEEN:

Syniverse Technologies BV,

whose registered office is located at Regus Zen Building, Newtonlaan 115, Utrecht, 3584 BH, The Netherlands,

Registered in the public abroad register (Amsterdam) under the company number 34 18 79 06 represented by Leigh HENNEN in her capacity as Chief Human Resources Officer, Syniverse Technologies, who is duly empowered for the purposes of this agreement,

Hereinafter referred to as “the Company”

Of the first part,

AND:

Mrs Lori GONNU,

Hereinafter referred to as “the Employee”

Of the other part,

ENTRE :

Syniverse Technologies BV,

dont le siège social se situe Regus Zen Building, Newtonlaan 115, Utrecht, 3584 BH, Pays-Bas,

Société inscrite au registre public étranger (Amsterdam) et enregistrée sous le numéro 34 18 79 06 représentée par Leigh HENNEN, Directrice des Ressources Humaines Groupe de Syniverse Technologies, dument habilitée aux fins des présentes, en sa qualité de Directrice des Ressources Humaines.

Ci-après désignée « la Société »

D’une part,

ET :

Madame Lori GONNU,

Ci-après désignée « la Salariée »

D’autre part,

Pursuant to European Directive no. 91-533 of 14 October 1991, the Parties understand that the national collective agreement for “Telecom”, in its extended provisions, is currently applicable to the Company’s business in France which located at 15 rue de Taitbout 75009 Paris.

En application de la Directive Européenne 91-533 du 14 octobre 1991, la Salariée est informée que la convention collective nationale « Télécommunications », dans ses dispositions étendues, est actuellement applicable à l’activité de la Société en France, dont le siège social est situé 15 rue de Taitbout à Paris (75009).

THE PARTIES HAVE AGREED TO THE FOLLOWING by virtue of a permanent work contract, the conditions of which are defined as below.	IL A ÉTÉ ARRÊTÉ ET CONVENU CE QUI SUIT en vertu d’un contrat de travail à durée indéterminée dont les conditions sont décrites ci-après.
ARTICLE 1 – HIRING	ARTICLE 1 – ENGAGEMENT

The Employee is hereby employed, without undergoing a trial period, as Executive Vice President- “Roaming and Interworking Solutions”- by the Company for an indefinite duration.

This contract will start on 1st April 2009.

In this position, the Employee will report directly to Mr Jeff Gordon in his capacity as Chief Technology Officer.

On this date, the Employee declares that she is not linked to any other company and that she has left her previous employer, free of any obligation, including any non-compete obligation.

This employment is subject to the result of the mandatory medical examination of the Employee, confirming the Employee’s fitness to occupy the position for which she is employed.

La Société engage, sans période d’essai, pour une durée indéterminée la Salariée en qualité de Vice Présidente Exécutive du département “Roaming and Interworking Solutions”.

Cet engagement débutera le 1er avril 2009.

A cette date, la Salariée déclarera qu’elle n’est liée à aucune entreprise et avoir quitté son précédent employeur, libre de tout engagement, y compris de non concurrence.

Dans le cadre de ses fonctions, la Salariée reportera directement à Monsieur Jeff Gordon en sa qualité de Directeur Technique “Chief Technology Officer”.

Le présent contrat ne pourra en tout état de cause être définitif qu’après une visite médicale d’embauche confirmant l’aptitude de la Salariée au poste pour lequel elle est recrutée.

ARTICLE 2 – GUARANTEED MINIMUM

EMPLOYMENT

The Company undertakes to maintain the employee’s employment contract for a minimum period of 6 months, except in the event of serious or gross misconduct or major force.

ARTICLE 2 – GARANTIE MINIMALE D’EMPLOI Pendant une période minimale de 6 mois, la Société s’engage à maintenir le contrat de travail de la Salariée, sauf en cas de faute grave ou lourde.

ARTICLE 3 – DUTIES

In the execution of her duties, the Employee will represent the Company as an Executive Vice President- “Roaming and Interworking Solutions”.

In the execution of her duties, the Employee is responsible for:

- revenue,

- strategy and

- growth of the Syniverse Roaming and Interworking Solutions businesses.

To achieve this objective the Employee will carry out the following key duties: Strategy, business development, P&L accountability, Product Management and pricing.

ARTICLE 3 – FONCTIONS

Dans le cadre de ses fonctions, la Salariée devra représenter la Société en tant que Executive Vice President du Département “Roaming and Interworking Solutions”.

Dans le cadre de ses fonctions, la Salariée est notamment chargée de :

- Suivi et développement du chiffre d’affaires,

- Mise en œuvre de la stratégie de développement,

- Développement de l’activité “Roaming & Interworking” de Syniverse

Pour cet objectif, la Salariée est en charge des missions clés suivantes : Stratégie, accroissement de l’activité, performance financière et commerciale, gestion et tarification des produits.

The detailed job description is attached in Annex 3.1 of the Contract

Considering the scope of her functions, the duties of the Employee may change. The Employee may be required to perform additional tasks, according to her function and qualification, without any corresponding increase in the level of remuneration set out in this contract. Any change in the duties of the Employee cannot be considered to be a modification of this contract, as long as these modifications are not to the detriment of the Employee, on any grounds whatsoever, particularly in relation the Employee’s role and responsibilities and her hierarchical status within the organisation of the Company.

The Employee shall be an executive officer (a “Section 16 officer”) of Syniverse Holdings, Inc., a publicly traded Delaware corporation (the “Parent”) within the meaning of Section 16 of the Securities Exchange Act of 1934. The Employee agrees to abide by all rules and regulations of the Company, the Securities and Exchange Commission and the New York Stock Exchange which are applicable to “Section 16 officers”.

The Company confirms that the Parent maintains Directors’ and Officers’ insurance as more specifically described in Exhibit hereto (Annex 3.2) which will provide coverage to Employee in accordance with its terms. Parent agrees to indemnify Employee to the fullest extent allowed under the Parent’s Second Amended and Restated Certificate of Incorporation and Delaware law in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, which arises by virtue of the fact that Employee is an officer of the Parent or the Company.

In its capacity as managing executive, the hierarchical level of the Employee rises directly from her professional competences, its capacity to coordinate work and to exert certain responsibilities.

The Employee is thus supposed spontaneously to take, within the

Une fiche de poste détaillant l’ensemble des fonctions est annexée au Contrat, sous Annexe 3.1.

Etant donné le cadre de ses fonctions, les attributions de la Salariée sont susceptibles d’évoluer. Ainsi, la Salariée pourra également, sur demande de la Société, se voir confier des tâches supplémentaires, conformément à ses fonctions et qualification, sans que cela ne conduise à une augmentation de la rémunération prévue au présent contrat, ou constitue une modification dudit contrat, pour autant que ces modifications ne se fassent pas au détriment de la Salariée, à quelque titre que ce soit, notamment ses fonctions et responsabilités, son positionnement au sein de l’organigramme de la Société.

La Salariée aura le statut de cadre dirigeant (a “Section 16 officer”) de Syniverse Holdings, Inc, une société immatriculée dans l’Etat du Delaware, USA, cotée en bourse (la “Société Mère”) au sens de l’article 16 de la législation des USA « Securities Exchange Act de 1934 ». Dans la mesure de ses connaissances, de son statut de résident français, et des informations transmises par la Société, la Salariée s’engage à respecter l’ensemble des règles et règlements de la Société, de la « Securities and Exchange Commission » et de la « New York Stock Exchange » qui sont applicables aux salariés relevant de la « section 16 officer ».

La Société confirme que : la Société Mère, bénéficie d’un contrat d’assurance en faveur de ses directeurs et dirigeants, notamment de la Salariée, dont les conditions sont reprises dans le document récapitulatif (Annexe 3.2) ; la Société Mère accepte d’indemniser la Salariée dans les limites autorisées en application du « Parent’s Second Amended and Restated Certificate of Incorporation » et des dispositions de la loi de l’Etat du Delaware, USA, relativement à toute action ou menace d’action, poursuite ou procédure, qu’elle soit civile, pénale, administrative ou d’investigation.

En sa qualité de cadre dirigeant, le niveau hiérarchique de la Salariée découle directement de ses compétences professionnelles, de sa capacité à coordonner le travail et à exercer certaines framework of her attributions, all the decisions and initiatives which it will consider useful for the good achievement of her mission.

In the exercise of her responsibilities, the Employee will have a appropriate number of means and in particular of the authority necessary on the personnel working under her orders.

responsabilités.

La Salariée est donc censée prendre spontanément, dans le cadre de ses attributions, toutes les décisions et initiatives qu’elle estimera utiles au bon accomplissement de sa mission.

Dans l’exercice de ses responsabilités, la Salariée disposera des moyens et ressources utiles, notamment de l’autorité nécessaire sur le personnel travaillant sous ses ordres, pour exercer ses fonctions.

ARTICLE 4 – PLACE OF WORK

The Employee will carry out her functions from the Company’s office in Paris (15 rue de Taitbout 75009).

The Employee may be required to undertake travel of variable duration in France and abroad.

Given the nature of her duties, the Employee hereby undertakes that she will accept any change in the usual place of work required by the operation of the Company if this change results in her being relocated somewhere else in Paris and the surrounding Parisian Area including its suburbs.

ARTICLE 4 – LIEU DE TRAVAIL

La Salariée est informée qu’elle exercera ses fonctions à partir des bureaux de la Société à Paris (15, rue de Taitbout 75009).

Dans le cadre de ses fonctions, la Salariée pourra être amenée à effectuer des déplacements de plus ou moins longue durée en France comme à l’étranger.

Compte tenu de la nature de ses fonctions, la Salariée prend l’engagement d’accepter tout changement de lieu habituel de travail, nécessité par l’intérêt du fonctionnement de la Société sur l’ensemble de Paris et de la région parisienne, petite couronne.

ARTICLE 5 – REMUNERATION / WORKING TIME	ARTICLE 5 – RÉMUNÉRATION / DUREE DU TRAVAIL

The remuneration of the employee comprises a fixed and a variable component.

5.1 Fixed Remuneration

In consideration of her services, the Employee will receive an annual gross remuneration of €265,000.00 which is paid on a monthly basis.

This remuneration is a lump-sum payment which depends on the fulfilment of the whole of the Employee’s mission and is not connected to the duration of her work, bearing in mind that this is not quantifiable

La rémunération de la Salariée est composée d’une partie fixe et d’une partie variable.

5.1 Rémunération fixe

En contrepartie de ses services, la Salariée percevra une rémunération annuelle brute de 265,000.00 (deux cent soixante cinq mille) euros en douze mensualités.

Cette rémunération est forfaitaire et fonction de la réalisation de l’ensemble de la mission de la Salariée, et non par rapport à la durée de son travail compte tenu qu’elle n’est pas quantifiable par les Parties dans la mesure by the Parties as the Employee’s working hours cannot be predetermined.

Given the nature of her duties and her responsibilities, the Employee is independent as regards the organisation of her working time. In accordance with the provisions of Article L. 3111-2 of the French Labour Code and as she is a managerial employee, the Employee does not have to work according to pre-defined hours and is not subject to the legal and collective agreement provisions relating to working hours. Her remuneration is independent of the concept of timetables or working time.

où l’horaire de travail selon lequel la Salariée est occupée ne peut être prédéterminé.

Compte tenu de la nature de ses fonctions et du niveau de ses responsabilités, la Salariée dispose d’une large indépendance dans l’organisation de son temps de travail. En qualité de cadre dirigeant et conformément aux dispositions de l’article L. 3111-2 du Code du travail, la Salariée n’est pas soumise à un horaire de travail déterminé et ne relève pas des dispositions légales et conventionnelles relatives à la durée du travail. Sa rémunération est indépendante de toute notion d’horaire ou de durée du travail. es

5.2 Variable remuneration

In addition to her fixed salary, the Employee will receive a variable remuneration. The structure and amount of this variable remuneration and the conditions in which it may be payable, are set out by the Company in a separate document, which can be found in Annex

5.2. For the year 2009, the Company undertakes to pay the Employee the variable component of the remuneration which is full bonus credit for the 2009 calendar year. Bonus payments, if any, will be payable pursuant to the terms and conditions of the Syniverse Annual Incentive Plan.equivalent The structure and amount of this variable component may change from year to year by the Board of Directors of the Parent Company.

In the event that the employment contract is terminated, the Employee shall receive a share of the variable component which shall correspond to the number of days the employment contract was in force.

5.2 Rémunération variable

En supplément de son salaire fixe, la Salariée percevra une rémunération variable. La structure et le montant de cette rémunération variable et les conditions dans lesquelles elle peut être versée sont déterminés par la Société dans un document distinct, annexé aux présentes sous Annexe

5.2., étant entendu que pour l’année 2009 la Société garanti à la Salariée le versement de l’intégralité de ladite rémunération variable correspondant au crédit total den la rémunération variable pour l’année calendaire 2009. Le paiement de la rémunération variable, s’il en existe, sera payable selon les termes et conditions du Syniverse Annual Incentive Plan.. La structure et le montant de cette rémunération variable peuvent être revus d’une année à l’autre par le Comité de Direction de la Société Mère.

En cas de rupture du contrat de travail, la Salariée percevra une quote-part de la partie variable de rémunération correspondant au prorata de jours pendant lesquels ledit contrat était en cours.

5.3 Stock

The Employee will receive by Syniverse an initial grant of 5,000 stock options annually for each of the five years following the start date of her employment resulting in a total of 25,000 stock options.

5.3 Valeurs mobilières

A compter de sa date d’embauche, la Salariée bénéficiera, d’une allocation de 5.000 Stock Options, et pendant les cinq premières années au sein de la Société, de l’octroi de 5.000 Stock Options par an, soit un total de 25.000 Stock Options à l’issue de la période de cinq ans.

Also upon start date employee will receive 25,000 shares of Restricted Stock which shall be vested in parts of 20% annually over five years.

The stock options and restricted stock are subject to the terms and conditions of the Stock Option Agreement and Restricted Stock Agreement, copies of which are contained in Annexes 5.3A and 5.3B, and which the Employee will be required to sign in accordance with the Syniverse Holdings, Inc. 2006 Long Term Equity Incentive Plan, a copy of which is attached in Annex 5.3C.

Moreover, the Employee is eligible for the forthcoming stock option plans and/or access to the shareholding of the Company and/or of the Group to which its belongs and which will be subject to a separate implementation procedure on such terms as may be approved by the Board of Directors and are applicable to all other eligible employees of the Company.

Par ailleurs, à compter de son embauche la Salariée recevra 25.000 titres “Restricted Stock”, qui seront « vestés » à part égales (20%) sur cinq ans.

L’octroi des Stock Options et des “Restricted Stock” est subordonné aux termes et aux conditions du Stock Options Agreement et du Restricted Stock Agreement, dont copie est jointe aux présentes en Annexe 5.3. A et 5.3. B, que la Salariée s’engage à signer avant toute attribution des droits dont elle bénéficie en accord avec le “Syniverse Holdings, Inc 2006 Equity Long Term Incentive Plan”, dont une copie est jointe aux présentes en Annexe 5.3. C.

Par ailleurs, la Salariée est éligible aux prochains plans de stock option et/ou d’accès à l’actionnariat de la Société et/ou du Groupe auquel elle appartient et qui seront mis en œuvre ultérieurement.

5.4 Signing Bonus

On the first regularly scheduled payday after the Employee joins the Company, the Employee will receive a one-time signing bonus in the gross amount of €125,000.00.

In the event the Employee voluntarily terminates her employment with the Company within two years of her start date, she will be required to reimburse the Company for this signing bonus on a pro-rated basis minus social charges and taxes already paid.

For example, if the Employee resigns 1 year after her start date, the Employee will reimburse 12/24 of the total amount of the bonus.

5.4 Prime exceptionnelle de bienvenue

La Salariée recevra, du fait de son entrée au sein de la Société, une prime exceptionnelle de 125.000,00 (cent vingt cinq mille) euros bruts. Cette prime sera versée en même temps que sa première paye.

La Salariée est informée que, si elle quitte volontairement son emploi au sein de la Société dans les deux ans suivant sa date d’embauche, elle sera tenue de rembourser la Société cette somme au prorata temporis diminuée des charges sociales et des taxes et impôts déjà payés.

Ainsi, par exemple, si la Salariée démissionne 1 an après sa date d’embauche, elle devra rembourser 12/24 du montant total de la prime exceptionnelle.

ARTICLE 6 – CAR ALLOWANCE AND

OTHER BENEFITS

6.1 The Employee will be entitled to the equivalent cash allowance in line with the company cash allowance policy. The company reserves the right to change the

ARTICLE 6 – VOITURE ET AUTRES

AVANTAGES

6.1. La Salariée percevra une indemnité conformément à la politique d’indemnisation de la Société en matière de voiture de fonction. La Société se réserve le droit de cash allowance policy at any time at its absolute discretion without constituting a modification of this employment contract subject to the condition that no modification shall be to the detriment of the Employee.

The Employee will receive a total cash allowance of €15 000.00 per annum, this will be paid on a monthly basis. Taxation of these payments will occur in accordance with local law.

In addition employee will be reimbursed for car insurance and gas expenses associated with employment.

6.2 The Company shall provide the Employee with:

•   a corporate “credit card”, the use of which is subject to the terms and conditions of the Company;

•   a laptop, loaded with all the required software, and a printer;

•   a PDA (organiser, telephone, electronic messenger) similar to a “Blackberry” with a subscription to a network provider;

•   and a mobile phone with a subscription to a network provider. This number belongs to the Employee and the Company has no rights over this telephone account.

modifier cette politique d’indemnisation à tout moment sans que cela ne constitue une modification du présent contrat pour autant que ces modifications ne se fassent pas au détriment de la Salariée.

La Salariée percevra une indemnité totale de 15.000,00 (quinze mille) euros par an, payée en douze (12) mensualités. Conformément à la législation applicable en la matière, cette indemnité est soumise aux impôts et contributions sociales dues.

En outre, la Salariée sera remboursée des frais liés à l’assurance voiture et de ses frais d’essence professionnels.

6.2. La Société mettra à la disposition de la Salariée :

•   une carte de crédit « corporate », conformément aux usages en vigueur au sein de la Société ;

•   un ordinateur portable, avec imprimante, configuré avec les logiciels utiles ;

•   un PDA (organiseur, téléphone, messagerie électronique), de type « BlackBerry » avec abonnement auprès d’un opérateur de téléphonie mobile,

•   un téléphone mobile avec abonnement auprès d’un opérateur. Qui est celui dont la Salariée est titulaire ce que la Société reconnaît et au sujet duquel celle-ci ne saurait revendiquer aucun droit.

ARTICLE 7 – PROFESSIONAL EXPENSES

The professional expenses incurred by the Employee in the course of her functions (including insurance and gas expenses for the car) will be covered or reimbursed upon production of receipts, according to the scales and methods in force within the Company and which may be altered by the Company without constituting a modification of this employment contract, provided that written notice is given and that these modifications shall not be to the detriment of the Employee.

ARTICLE 7 – FRAIS PROFESSIONNELS

Les frais engagés par la Salariée (y compris les frais d’essence et d’assurance voiture) dans l’exercice de ses fonctions seront, sur justificatifs pris en charge ou remboursés aux conditions et selon les modalités en vigueur au sein de la Société, lesquelles pourront être modifiées sans que cela ne constitue une modification du présent contrat, pour autant que celles-ci ne soient pas au détriment de la Salariée et qu’elle en ait été informée au préalable.

ARTICLE 8 – ABSENCE

In the event of a foreseeable absence, the Employee must request prior written authorisation.

If the absence is not foreseeable, for example if it results from ill-health or accident, the Employee must inform the Company or arrange to have it informed immediately, and provide within 48 hours supporting documentation for this absence, in particular, by a medical certificate and renewals if necessary.

ARTICLE 8 – ABSENCE

En cas d’absence prévisible, la Salariée devra solliciter une autorisation préalable écrite.

Si l’absence est imprévisible et notamment si elle résulte de la maladie ou d’un accident, il appartiendra à la Salariée d’informer ou de faire informer immédiatement la Société et de fournir dans les 48 heures, justification de l’absence notamment par l’envoi d’un avis d’arrêt de travail et des avis de prolongation éventuelle.

ARTICLE 9 – EXCLUSIVITY

For the duration of this contract, the Employee undertakes to devote her professional endeavours exclusively to the Company.

The Employee undertakes therefore, during her employment with the Company, not to directly or indirectly engage or become or be involved with any professional activity other than that of the Company or pursue or control outside business interests of whatsoever nature without the prior written permission of the Company, subject to condition that this restriction does not apply to rights attached to PEA, FCP or other financial tools and instruments within this type of framework, and nor does it apply to passive investment interests of less than five percent (5%)

ARTICLE 9 – EXCLUSIVITÉ

Pendant toute la durée du présent contrat, la Salariée s’engage à consacrer l’exclusivité de son activité professionnelle à la Société.

La Salariée s’engage donc, pendant la durée du présent contrat, à ne pas s’engager ou s’impliquer, directement ou indirectement, dans une activité professionnelle autre que celle de la Société, et à ne pas acquérir ou contrôler des intérêts extérieurs à l’activité de la Société sans l’autorisation écrite préalable de cette dernière, sachant que cette restriction ne s’applique pas aux titres détenus dans le cadre de PEA, FCP ou autres outils ou instruments financiers de ce type, ni aux placements d’intérêts passifs inférieur à 5%.

ARTICLE 10 – DISCRETION - CONFIDENTIALITY

Due to the nature of her employment and rank in the business, the Employee will have significant knowledge of Company information.

Given the confidential nature of such information, the Employee accepts that the divulging of such information to third parties during the life of this contract or even after its termination without the prior authorisation of the Company’s Board of Directors, is strictly prohibited.

Any breach by the Employee of this confidentiality agreement may constitute a breach of contract.

ARTICLE 10 – DISCRETION - CONFIDENTIALITE

La Salariée aura, compte tenu de la nature de ses fonctions, connaissance d’informations par nature confidentielles appartenant à la Société.

Etant donné le caractère confidentiel de telles informations, la Salariée est consciente que la divulgation de ces informations durant l’exécution du présent contrat ou même après sa rupture, à des tiers sans l’autorisation préalable de la Direction, est rigoureusement interdit.

Tout manquement par la Salariée à cette obligation de confidentialité pourra constituer de sa part un manquement au présent contrat.

ARTICLE 11 – PAID LEAVE

The Employee is entitled to paid leave in accordance with the collective agreement “Télécommunications” and in accordance with articles L. 223 - 1 of the French Labour Code, and she will be entitled to seven weeks paid holidays provisions in force at the time.

The period of leave will be determined by the Management in accordance with statutory provisions, taking into account both the Employee’s obligation to ensure the effective execution of his duties and his wishes.

ARTICLE 11 – CONGÉS PAYES

La Salariée aura droit aux congés payés institués en faveur des salariés de la Société, conformément aux dispositions de la

Convention Collective Télécommunications et prévus par les articles L. 223-1 et suivants du Code du travail] et bénéficiera de sept semaines de congés payés.

La date à laquelle seront pris ces congés sera fixée par la Direction conformément aux dispositions légales en tenant compte des exigences et nécessités de service et des souhaits de la Salariée.

ARTICLE 12 – NON COMPETE

Considering the nature of her functions, and the responsibilities she will have within the Company, the Parties agree on a non competition obligation which will take effect at the end of the employment relationship, i.e. on the date where this employment contract is terminated (with or without notice and for whatever reason).

Indeed, prior to the termination of her contract, the Employee will be bound by the obligation of exclusivity, discretion and confidentiality, under which, in particular, the Employee is not authorised to divulge information to any third parties.

However, after this employment contract has expired or been terminated, in order to protect the legitimate interests of the Company, the parties have agreed that the Employee undertakes not to carry out, whether directly or indirectly, any activity that would compete with the roaming and interoperability activity of the Company with current and future customers, and any work for any competitor that the Company considers to be within any market operated by Syniverse Technologies in EEU, USA and Canada.

The prohibition on competition will remain binding for a period of up to 12 months is inclusive of three months notice period of, starting on the date of notice of

ARTICLE 12 – NON CONCURRENCE

Compte tenu de la nature des fonctions de la Salariée ainsi que des responsabilités qui lui sont confiées au sein de la Société, les Parties sont convenues d’une obligation de non concurrence qui aura vocation à prendre effet à l’issue de la relation de travail, c’est-à-dire à la date de rupture définitive du présent contrat de travail (que le préavis soit effectué ou non et quel qu’en soit l’initiateur).

En effet, avant cette date, la Salariée est liée par des obligations d’exclusivité, de discrétion et de confidentialité qui lui interdisent notamment toute divulgation d’informations à des tiers quels qu’ils soient.

En revanche, passée la présente relation contractuelle de travail, les Parties conviennent, dans le seul but de protéger les intérêts légitimes de la Société que la Salariée s’interdit d’exercer, directement ou indirectement, une activité concurrente à celle de la Société, dans le domaine de l’Itinérance (“Roaming”) et de l’inter-opérabilité des clients actuels et futurs, et d’exécuter un quelconque travail pour un quelconque concurrent de la Société à l’intérieur du marché dans lequel Syniverse Technologies intervient dans l’Union Européenne, aux USA et au Canada.

Cette interdiction est limitée à une durée de maximum de 12 mois, incluant la période de préavis de trois mois, à compter de la date de notification de rupture définitive du termination of this contract. This prohibition will apply in EEU, USA and Canada.

The Employee admits that the conditions in which the above prohibition from competing shall apply, will not prevent her from carrying out an activity that corresponds to her training and experience, and will not harm her freedom to work.

However, the Company reserves the right to relinquish this clause without allowing the Employee to claim an indemnity. In such a case, the Employee will receive written notice thereof in compliance with the delays required to cancel the agreement provided for by the applicable collective bargaining agreement.

In consideration, the Company will pay to the Employee, each month for the whole duration of the prohibition, financial consideration paid on a monthly basis amounting to 50% of the amount of the average gross monthly salary paid over the last 12 months preceding the termination of the contract of employment.

This indemnity will not be due to the Employee if the Company releases her from her non competition obligation.

In the event of a violation of this clause, the Company will be released from the payment of the indemnity and the Employee will be liable for any sums paid in this respect.

présent contrat. Cette interdiction porte sur l’Union Européenne, les USA et le Canada.

La Salariée reconnaît que les conditions d’application de l’obligation de non concurrence telles qu’elles sont exposées ci-dessus ne l’empêchent pas d’exercer une activité conforme à son expérience et à sa formation, et ne portent pas atteinte à sa liberté du travail.

Toutefois, pour autant que les termes de l’article 15 des présentes soient respectés, la Société se réserve le droit de renoncer à l’application de la présente clause sans que la Salariée ne puisse prétendre à une quelconque indemnité. Dans ce cas, elle en informera par écrit la Salariée conformément aux délais de renonciation prévus dans la convention collective en vigueur.

En contrepartie, la Société versera chaque mois à la Salariée, pendant toute la durée de l’interdiction, une contrepartie financière versée mensuellement d’un montant correspondant à 50% de son salaire brut mensuel moyen calculé sur la base des 12 derniers mois d’activité précédent la rupture du présent contrat.

Cette indemnité ne sera pas due à la Salariée si la Société la libère de son obligation de non concurrence.

Toute violation des dispositions de la clause libère la Société du versement de l’indemnité mensuelle spécifique et rend la Salariée redevable des sommes versées à ce titre.

ARTICLE 13 – RETURN OF DOCUMENTS

AND MATERIAL

All documents, goods, materials and equipment provided by the Company to the Employee for the execution of her functions, remain the property of the Company and must be returned upon request.

The Employee agrees not to make use of such items for any purpose other than that of the business, and, not to make copies for personal use without the prior express authorisation of the Company.

The Employee undertakes at any time upon request by the Company or upon termination of her employment contract, to

ARTICLE 13 – RESTITUTION DES DOCUMENTS ET MATERIELS

Tous documents, biens, matériels et supports d’information que la Société sera amenée à confier à la Salariée pour l’exécution de ses fonctions, demeureront la propriété exclusive de la Société et devront lui être restitués sur simple demande.

La Salariée s’interdit d’en faire un usage autre que professionnel ainsi que d’en faire des copies pour son usage personnel, sauf autorisation expresse de la Société.

La Salariée s’engage à restituer à tout moment à la demande de la Société ou lors de la rupture du contrat de travail, les

return to the Company any of the above mentioned elements, and more generally any written document or record by her relating to the business of the Company or of the Group, or which she would have had knowledge of during the course of her employment contract and whose author would be the Company or any other company of the Group.	éléments susvisés, et plus généralement tout écrit ou tout enregistrement réalisé par elle relatifs à l’activité de la Société ou d’une société du Groupe ou dont elle aurait eu connaissance dans le cadre de l’exécution de son contrat de travail et qui proviendrait de la Société ou d’une société du Groupe.

ARTICLE 14 – NOTICE PERIOD

Except in the event of serious or gross misconduct or force majeure, the Contract may be terminated, subject Article 2, by either Party giving three months notice.

The Company reserves the right to release the Employee from working her notice period either fully or in part. This will give rise to compensation for the period from which the Employee is released.

ARTICLE 14 – PRÉAVIS

Le présent contrat pourra prendre fin à la volonté de l’une ou l’autre des Parties sous respect, hormis en cas de faute grave ou lourde ou de force majeure, d’une période de préavis d’une durée de trois mois, qui vient, pour la Société, en complément des stipulations de l’article 2 des présentes.

La Société se réserve le droit de dispenser, totalement ou partiellement, la Salariée d’exécuter son préavis en contrepartie du versement d’une indemnité compensatrice de préavis.

ARTICLE 15 – TERMINATION PAY

In the event that the Company unilaterally decides to terminate the Employee’s employment contract, except in a case of serious or gross misconduct to be decided by the Employment tribunal, the Company undertakes to pay, within 30 days of termination, a lump sum compensation equivalent to 18 months of the Employee’s gross salary (fix salary), in addition to the indemnities that the Employee may be entitled to according to the applicable laws and collective bargaining agreement. The financial counterpart of the non compete clause if any has already been included in the 18 months termination pay.

ARTICLE 15 – INDEMNITÉ DE FIN DE CONTRAT

Dans l’hypothèse d’une rupture unilatérale du présent contrat à l’initiative de la Société, et à l’exclusion d’une faute grave ou lourde, confirmée par une décision de justice non susceptible de recours, la Société s’engage à verser dans les trente jours de la résiliation des présentes, à la Salariée, en sus des indemnités conventionnelles et légales, une indemnité nette de contributions et charges sociales correspondant au cumul de 18 mois de rémunération brute (rémunération fixe), incluant le cas échéant la contrepartie financière de la clause de non concurrence.

ARTICLE 16 – INSURANCE COVER

The Employee will be entitled to all relevant healthcare, retirement and welfare benefits which are applicable to all other employees of her level and which are applicable to her which includes: social security, pension, complementary health cover.

ARTICLE 16 – PROTECTION SOCIALE

La Salariée bénéficie de tous les droits et avantages de prévoyance, mutuelle et de retraite collectivement reconnus aux autres salariés de sa catégorie et qui lui sont applicables à savoir : organismes de prévoyance, de retraite et de complémentaire santé/maladie (mutuelle).

The payroll provider is Francois Bousquet at Nexia International, ACA.Nexia, France.

The Employee will be a member of the supplementary pension and a welfare plan managed by “Uniprévoyance”: 10 rue Massue 94307 Vincennes Cedex.

Commencing from the first day at work and for the period the Contract is in force, the Company shall provide the Employee with a life insurance policy.

The Employee shall be entitled to all the rights and benefits attached to her specific position within the Company and will be registered with the ASSEDIC (unemployment insurance Agency) and the competent pension authorities in France.

The Employee cannot refuse to pay the part of the contributions relating to them. These benefits and contributions are those, which result from the current pension and welfare schemes, if any, or which may result from future schemes, should the current ones be modified.

La gestion de la paie et de la protection social est confiée au cabinet Nexia International, ACA Nexia (contact Monsieur François Bousquet).

La Salariée sera affiliée au titre de la retraite complémentaire, régime de prévoyance et de mutuelle auprès de « Uniprévoyance »: 10 rue Massue 94307 Vincennes Cedex.

A compter de son premier jour de travail et pendant la durée du Contrat, la Salariée bénéficiera, à la charge de la Société, d’une assurance vie/décès.

La Salariée bénéficiera également de l’ensemble des droits et avantages résultant de son statut de cadre salarié au sein de la Société, et sera immatriculée auprès des ASSEDIC et auprès des organismes de retraite compétents en France.

La Salariée ne saurait se soustraire au bénéfice des prestations ni refuser d’acquitter la quote-part éventuellement mise à sa charge telles que les prestations et cotisations actuellement applicables ou susceptibles de l’être dans le futur en fonction de modifications des régimes en cours.

ARTICLE 17 – APPLICABLE LAW

This contract is governed by French Law and falls within the jurisdiction of the French courts.

This contract has been executed into both French and English. The French version of this contract is prevailing and any other version has no contractual value and will not be enforceable to the Company.

ARTICLE 17 – DROIT APPLICABLE

Le présent contrat est soumis au Droit français et à la compétence des juridictions françaises.

Le présent contrat a été rédigé à la fois en français et en anglais. La version française du présent contrat prévaut, toute autre version n’ayant aucune valeur contractuelle et ne pouvant être opposée à la Société.

ARTICLE 18 – MISCELLANEOUS

We hereby guarantee to you the prompt and complete performance of any and all obligations, covenants and agreements to be performed by the Company in connection with and/or pursuant to your assignment with the Company, as outlined in the Contract dated March 26, 2009 between the Employee and the Company;

Should the Company consider to terminate your contract, we will provide you with the

ARTICLE 18 – DIVERS

La Société s’engage à garantir la Salariée de la prompte et complète exécution de toutes obligations, pactes et accords devant être accomplis par la Société dans le cadre et / ou à la suite de la mission de la Salariée au sein de la Société, tel que stipulé dans le Contrat, daté le 26 mars 2009 entre la Salariée et la Société.

Dans l’hypothèse où la Société envisagerait

opportunity to discuss the reasons for the proposed termination with the Chief Executive Officer of the Parent.	de mettre fin au contrat de travail, la Société donnera à la Salariée la possibilité de discuter des motifs de cette l’éventuelle rupture avec le Directeur Général de la Société Mère.
ARTICLE 19 – FORMALITIES This contract has been drawn up in duplicate, one for each of the Parties.	ARTICLE 19 – FORMALITÉS Le présent contrat a été établi en deux exemplaires, dont un pour chacune des Parties.

Executed in On March 26, 2009 In duplicate	Fait à Le 26 mars 2009 En deux originaux
Pour la Société Syniverse Technologies Madame Leigh HENNEN signature Madame Lori GONNU signature